Exhibit 99.1

BIO-TECHNE RELEASES FIRST QUARTER FISCAL 2017 RESULTS

Minneapolis/October 31, 2016/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the first quarter ended September 30, 2016.

First Quarter FY2017 Highlights

●	First quarter organic revenue increased by 10% (16% reported) to $130.6 million.

●

GAAP fully diluted earnings per share (EPS) for the first quarter decreased 20% to $0.44 due to acquisition-related amortization, contingent consideration fair value adjustments, and other acquisition related costs.

●	Delivered adjusted EPS of $0.84 in the first quarter, representing an increase of 6% over the prior year, with unfavorable foreign currency exchange impacting results by ($0.03), or (4%).

●	Achieved Biotechnology segment first quarter organic growth of 6%, representing the sixth consecutive quarter of at least mid-single digit organic growth in this segment.

●	Continued the trend of double-digit revenue growth in China, reporting nearly 20% organic growth in this geography.

●

Protein Platforms segment delivered double-digit growth in Q1, with year-over-year organic revenue increasing 20%, reflecting ongoing traction from all three of its major product categories including western blot, multiplex ELISA, and biologics (iCE).

●

Closed the acquisition of Advanced Cell Diagnostics (ACD), bolstering Bio-Techne’s Biotechnology portfolio with the addition of RNA-ISH, a proprietary and innovative technology positioned to change molecular pathology practices. Importantly, ACD represents Bio-Techne’s initial entry into the genomics market, offering both clinical and research applications.

The company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP).  Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Adjusted Financial Measures.”  A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“I am delighted in our accomplishments this quarter,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “Not only did we have another record quarter with organic growth of 10%, but we did this while implementing a completely new enterprise resource planning (ERP) system in our Minneapolis headquarters. An outstanding effort across the organization.”

Kummeth added, “Including our most recent acquisition of ACD, the global team has done a phenomenal job integrating the nine acquisitions we completed over the past three years. Six of these nine acquisitions are now annualized and contributing to organic growth. In addition, our core reagents business continues to grow, and revenues in China, a key geography for us, were once again up nearly 20%. For the third consecutive quarter, our Protein Platforms posted over 20% organic growth. New product launches from all areas of the company are also having a positive effect on our growth. Our New Product Innovation vitality metrics are up 500% from when we began the company’s transformation three years ago.”

First Quarter Fiscal 2017
Revenue

Net sales for the first quarter increased 16% to $130.6 million, versus $112.4 million in the first quarter of fiscal 2016. Organic growth was 10% compared to the prior year, with currency translation having a negative impact of 1% and acquisitions contributing 7% to revenue growth.

GAAP Earnings Result

GAAP EPS decreased to $0.44 per diluted share, versus $0.61 in the same quarter last year. GAAP operating income for the first quarter of fiscal 2017 decreased 18% to $25.4 million, compared with $31.0 million in the first quarter of fiscal 2016. GAAP operating margin was 20.9%, compared with 27.6% in the first quarter of fiscal 2016. GAAP operating margin compared to prior year was negatively impacted by amortization and other costs associated with the acquisitions made in the first quarter of fiscal 2017. GAAP diluted EPS was also negatively impacted by higher interest costs associated with the financing of recent acquisitions as well as lower transactional foreign exchange gains than the prior year.

Non-GAAP Earnings Result

Adjusted EPS increased to $0.84 per diluted share, versus $0.79 in the same quarter last year. Adjusted operating income for the first quarter of fiscal 2017 increased 13% compared with the year-ago quarter. Adjusted operating margin was 36.3%, compared with 37.3% in the first quarter of fiscal 2016. Adjusted operating margin compared to prior year was negatively impacted by the mix of lower-margin acquisitions made in the first quarter of fiscal 2017. Adjusted EPS was negatively impacted by higher interest costs associated with the financing of recent acquisitions as well as lower transactional foreign exchange gains than the prior year.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s three business segments, as highlighted below.

 Biotechnology Segment

The Company’s Biotechnology segment includes proteins, antibodies, immunoassays, flow cytometry products, intracellular signaling products, biologically active chemical compounds, and RNA-ISH used in biological research. Biotechnology segment’s first quarter 2017 net sales were $86.8 million, an increase of 15% from $75.7 million for the first quarter of 2016. Organic growth for the segment was 6% in the quarter, with currency translation impacting revenue unfavorably by 1% and acquisitions contributing 10% to segment growth. Biotechnology segment adjusted operating margin was 48.9% in the first quarter of fiscal 2017 compared to 51.9% in the first quarter of fiscal 2016. The lower margin is the result of recent lower margin acquisitions, namely ACD, made in this segment.

Diagnostics Segment

The Diagnostics segment provides a range of controls and calibrators for various blood and blood chemistry clinical instruments, as well as quality controls, diagnostic immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics segment’s first quarter 2017 net sales were $24.2 million, an increase of 19% (all organic) from $20.4 million for the first quarter of 2016. The Diagnostics segment’s adjusted operating margin was 26.0% in the first quarter of fiscal 2017 compared to 23.1% for the same period of 2016. The increase in operating margin was driven by strong volume leverage in the segment.

Protein Platforms Segment

The Company’s Protein Platforms segment develops proprietary systems and consumables for protein analysis. In the first quarter of fiscal 2017, segment revenue was $19.6 million, an increase of 20% from $16.3 million for the first quarter 2016. Protein Platforms’ organic revenue increased 20%, with an unfavorable currency impact of 1% and recent acquisitions contributing 1% to segment growth. The Protein Platforms segment’s adjusted operating margin was 1.1% in the first quarter of fiscal 2017 compared to negative (7.2%) in the first quarter of fiscal 2016. The higher segment operating margin was primarily the result of volume leverage.

Conference Call

Bio-Techne will host an earnings conference call today, October 31st, 2016 at 8:00 a.m. Central time. To listen, please dial (888) 504-7953 or (719) 457-2632 for international callers. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. The replay will be available from 11:00 a.m. Central time on Monday, October 31st, until 11:00 a.m. Central time on Wednesday, November 30th, 2016. To access the replay please go to: http://audio.viavid.com/20161031-121376-bio-techne.mp3

Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, selling, general and administrative expenses, net earnings and earnings per share for the period ended September 30, 2016 as compared to the same prior-year period:

●	fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars when referencing organic revenue growth;
●

the acquisitions in fiscal 2017 and 2016 of Advanced Cell Diagnostics (ACD) on August 1st, 2016, SPACE Import-Export on July 1st 2016, Zephyrus on March 14, 2016, as well as acquisitions in prior years, and the impact of amortizing intangible assets, contingent consideration fair value adjustments, and the recognition of costs upon the sale of inventory written up to fair value;

●	expenses related to the acquisitions noted above and other on-going acquisition activity;
●	expenses related to stock-based compensation.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of acquisitions into our existing systems and business operation, the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of manufacturers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

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Bio-Techne Corporation (NASDAQ: TECH) is a leading developer and manufacturer of high quality purified proteins––notably cytokines and growth factors, antibodies, immunoassays, as well as biologically active small molecule compounds --- which are sold to biomedical researchers and clinical research laboratories; these operations constitute the core Biotechnology Division, headquartered in Minneapolis, Minnesota. The Protein Platforms Division manufactures innovative protein analysis tools under the ProteinSimple brand name that greatly automate western blotting and immunoassay practices. The Diagnostics Division manufactures FDA-regulated controls, calibrators, blood gas and clinical chemistry controls and other reagents for OEM customer and clinical customers. Bio-Techne products are integral components of scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $499 million in net sales in fiscal 2016 and has approximately 1,650 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair
Integrated Corporate Relations Inc.
646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/16	9/30/15
Net sales	$130,581	$112,381
Cost of sales	46,111	36,990
Gross margin	84,470	75,391
Operating expenses:
Selling, general and administrative	46,263	33,040
Research and development	12,765	11,322
Total operating expenses	59,028	44,362
Operating income	25,442	31,028
Other (expense) income	(1,314)	818
Earnings before income taxes	24,128	31,847
Income taxes	7,845	9,139
Net earnings	$16,283	$22,707
Earnings per share:
Basic	$0.44	$0.61
Diluted	$0.43	$0.61
Weighted average common shares outstanding:
Basic	37,281	37,169
Diluted	37,473	37,315

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	9/30/16	6/30/16
ASSETS
Cash and equivalents	$69,589	$64,237
Short-term available-for-sale investments	52,381	31,598
Accounts receivable	109,813	93,393
Inventory	70,519	57,102
Other current assets	7,849	7,561
Current assets	310,151	253,891

Property and equipment, net	133,805	132,362
Goodwill and intangible assets, net	1,069,415	741,406
Other non-current assets	4,106	1,922
Total assets	$1,517,477	$1,129,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$44,205	$43,892
Income taxes payable	4,646	1,779
Related party note payable – current	3,781	3,759
Contingent consideration payable - current	49,900	0
Deferred revenue – current	4,484	4,717
Current liabilities	107,016	54,147

Long-term debt obligations	375,900	130,000
Deferred taxes	135,512	62,837
Other long-term liabilities	3,654	3,317
Stockholders’ equity	895,395	879,280
Total liabilities and stockholders’ equity	$1,517,477	$1,129,583

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/16	9/30/15
Gross margin percentage	64.7%	67.1%
Identified adjustments:
Costs recognized upon sale of acquired inventory	3.2%	1.0%
Amortization of intangibles	3.1%	2.5%
Gross margin percentage - adjusted	71.0%	70.6%

BIO-TECHNE CORPORATION

RECONCILIATION of OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/16	9/30/15
Operating margin percentage	19.5%	27.6%
Identified adjustments:
Acquisition related expenses	3.3%	0.3%
Amortization of intangibles	7.9%	6.6%
Costs recognized upon sale of acquired inventory	3.2%	1.0%
Stock-based compensation	2.4%	1.8%
Operating margin percentage - adjusted	36.3%	37.3%

BIO-TECHNE CORPORATION

RECONCILIATION of NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/16	9/30/15
Net earnings	$16,283	$22,707
Identified adjustments:
Costs recognized upon sale of acquired inventory	4,221	1,112
Amortization of intangibles	10,188	7,411
Acquisition related expenses	4,369	301
Stock-based compensation	3,190	2,038
Tax impact of above adjustments	(6,295)	(3,377)
Tax impact of research and development credit	(318)	0
One-time foreign tax benefit	0	(762)
Net earnings - adjusted	$31,638	$29,430

Earnings per share - diluted – adjusted	$0.84	$0.79

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/16	9/30/15
Biotechnology segment revenue	86,787	$75,743
Diagnostics segment revenue	24,233	20,362
Protein Platforms segment revenue	19,573	16,296
Intersegment revenue	(12)	(20)
Consolidated revenue	$130,581	$112,381

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/16	9/30/15
Biotechnology segment operating income	42,480	$39,316
Diagnostics segment operating income	6,303	4,713
Protein Platforms segment operating income	209	(1,172)
Segment operating income	48,992	42,857
Costs recognized upon sale of acquired inventory	(4,221)	(1,112)
Amortization of intangibles	(10,188)	(7,411)
Acquisition related expenses	(4,369)	(301)
Stock-based compensation	(3,190)	(2,038)
Corporate general and administrative expense	(1,582)	(967)
Operating income	$25,442	$31,028